SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

HEALTHY FAST FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53130 (Commission File Number)	43-2092180 (IRS Employer Identification No.)

1175 American Pacific, Suite C, Henderson, Nevada 89074
(Address of principal executive offices)(Zip Code)

(702) 586-8700
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The registrant’s board of directors appointed the following to serve in the offices set forth opposite their names:

Henry E. Cartwright – Chairman of the Board
Ulderico Conte – Chief Executive Officer and Interim Chief Financial Officer
Terry A. Cartwright – Chief Operating Officer
Dixie Cartwright – Secretary

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the annual meeting of stockholders held April 20, 2011, the stockholders approved an amendment to the registrant’s Articles of Incorporation to change the name of the registrant to “U-Swirl, Inc.”  The amendment is to become effective on May 16, 2011.

Item 5.07             Submission of Matters of a Vote of Security Holders

On April 20, 2011, the registrant held its annual meeting of stockholders for the following purposes:
(1)	To elect four directors to the Company’s Board of Directors;
(2)	To adopt a 2011 Stock Option Plan;
(3)	To approve an amendment to its Articles of Incorporation to change the name of the Company to "U-Swirl, Inc.", and
(4)	To ratify the appointment of L.L. Bradford & Company, LLC as its independent registered public accounting firm for 2011.

A majority of the stockholders entitled to vote at the annual meeting were present at the annual meeting in person or by proxy.  The following table shows the number of votes cast for, against, abstentions, and the number of broker non-votes on each matter:

	For	Withheld
Election of Directors:
Henry E. Cartwright	2,140,651	183,128
Ulderico Conte	2,140,651	183,128
Sam D. Dewar	2,140,651	183,128
Jimmy D. Sims	2,140,651	183,128
	For	Against	Abstain	Broker Non-Votes
Adoption of 2011 Stock Option Plan	2,129,151	194,628	-	1,923,838
Approval of Amendment to Articles	3,823,640	200,978	-	222,999
Ratification of Public Accountants	4,020,470	4,148	-	222,999

Each of the matters was approved.

Item 9.01         Financial Statements and Exhibits

Regulation S-K Number	Document

3.1	Certificate of Amendment to Articles of Incorporation filed April 22, 2011

10.1	2011 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY FAST FOOD, INC.
April 26, 2011	By: /s/ Ulderico Conte Ulderico Conte Chief Executive Officer

EXHIBIT INDEX

Regulation S-K Number	Document

3.1	Certificate of Amendment to Articles of Incorporation filed April 22, 2011

10.1	2011 Stock Option Plan